THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT DEFINED BELOW) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT (DEFINED BELOW).

                                 PROMISSORY NOTE

$8,000,000.00                                                    October 3, 2003

         FOR VALUE RECEIVED, the undersigned, MJS Acquisition Company, a corporation organized under the laws of the State of North Carolina ("Maker"), hereby promises to pay to the order of James F. Soffe, John D. Soffe and Anthony
M. Cimaglia (collectively, "Payee") the principal sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00), in lawful money of the United States of America, together with interest thereon from and after the date hereof at the rate and in the manner hereinafter stated. This promissory note ("Note") is the promissory note referred to in that certain Amended and Restated Stock Purchase Agreement (the "Purchase Agreement") of even date herewith, among Maker, Payee and certain other parties. Any capitalized terms that are not defined in this Note shall have the meanings ascribed to them in the Purchase Agreement.

     1. Interest Rate.

     (a) Rate of Accrual. Interest will accrue on the unpaid principal balance of the Note at the rate set forth in Section 1(b) until maturity of this Note, whether such maturity occurs by acceleration or on the Maturity Date, and will accrue on any due and unpaid interest before such maturity and on any unpaid balance owing under this Note, whether principal, interest and/or costs and expenses, after maturity at the rate set forth in Section 1(c).

     (b) Pre-Default Rate. Subject to the provisions of Section l(c) below, interest payable on this Note will accrue at eight percent (8%) per annum (the "Pre-Default Rate").

     (c) Default Rate. Except as otherwise provided in this Section 1(c), upon the nonpayment when due of any payment of interest described herein, Payee, at its option and without accelerating this Note, may accrue interest on such due and unpaid interest at a rate per annum ("Default Rate") equal to two percent (2.0%) plus the interest rate otherwise applicable hereunder, as set forth in
Section 1(b) above. Except as otherwise provided in this Section 1(c), after maturity of this Note, whether by acceleration or otherwise, interest will accrue on the unpaid principal of this Note, any accrued but unpaid interest, costs and expenses and/or other sums owing hereunder at the Default Rate until this Note is paid in full, whether this Note is paid in full pre-judgment or post-judgment. Notwithstanding the foregoing, during any period during which (i) Maker has not made a payment hereunder and Payee is prohibited from accepting such payment (the "Restricted Payment Amount") pursuant to the terms of the Subordination Agreement (as defined in Section 18); and (ii) James F. Soffe is serving as Chief Executive Officer of Maker, interest payable on such Restricted Payment Amount shall accrue at the Pre-Default Rate.

     (d) Calculation of Interest.

          (i) The rate at which interest accrues under this Note shall never exceed the maximum rate which may be charged to and collected from Maker under applicable law.

          (ii) All interest payable under this Note shall be calculated on the basis of the actual number of calendar days elapsed but computed on a daily basis as if each year consisted of three hundred sixty (360) days. In computing the number of days during which interest accrues, the day on which the funds are repaid shall be included.

     2. Payment Terms.

     (a) Principal and Interest Payment Terms. Principal shall be payable in twenty (20) equal quarterly installments of $400,000 each, plus accrued interest, commencing on January 1, 2004, and continuing on the first day of each calendar quarter thereafter until October 1, 2008 (hereinafter referred to as the "Maturity Date"), when one final payment of the entire balance of principal, interest, fees, premiums, charges and costs and expenses then outstanding on this Note shall be due and payable in full.

     (b) Application of Prepayments. All prepayments made on this Note shall be applied first to payment of all costs and expenses due but unpaid under this Note, then to accrued but unpaid interest and finally to principal, in the inverse order of the payment dates therefor, unless Payee determines in its sole discretion to apply payments in a different order. The partial prepayment of this Note shall not result in a payment holiday or any other deferral of any regularly scheduled payments under this Note, all of which shall be made as and when the same are scheduled to be paid.

     3. Security. This Note is secured by the security documents identified on Exhibit A attached hereto (the "Security Documents"). Payee shall not have any obligation or responsibility pursuant to this Note to protect or preserve the property ("collateral") encumbered by the Security Documents against the rights of prior third persons having an interest therein, if any; provided, however, that nothing contained in this Section 3 shall be deemed to limit any provisions or duties of Payee set forth in the Purchase Agreement or any employment agreement between the Maker and any Payee.

     4. Events of Default and Remedies.

     (a) Events of Default. Each of the following shall constitute an "Event of Default" under this Note: (i) the failure of Maker to make any payment described herein, whether of principal, interest or otherwise within three (3) business days after such payment first becomes due; (ii) the failure of Maker to make any payment of Additional Consideration under the Purchase Agreement within three
(3) business days after such payment first becomes due; (iii) the failure of Maker to perform or comply with any of the other terms and conditions of this Note, provided that Payee gives notice to Maker of such failure, identifying such notice as a default notice given pursuant to this Note, and such failure remains uncured for 30 days after Maker's receipt of such notice (or, in the case of a failure that is not capable of being cured in such 30-day period, for such longer period as may be required for Maker to cure such failure acting with due diligence, but in no event exceeding 120 days), and provided further, however, that the foregoing notice and cure periods shall not apply if the failure is a result of an intentional breach by Maker (not attributable to any Payee); (iv) the occurrence of an event of default (other than a payment default) under any of the Security Documents (as such event of default is defined under the applicable Security Document); (v) the dissolution, liquidation, or termination of existence (except as a result of a merger or consolidation) of Maker (or Delta); (vi) the application for the appointment of a receiver for Maker (or Delta) or the filing of a petition under any provisions of the United States Bankruptcy Code or other state or federal insolvency proceeding by or against Maker (or Delta) or any assignment for the benefit of creditors by or against Maker (or Delta); or (vii) the termination of the Guaranty of even date herewith made by Delta Apparel, Inc. in favor of Payee, the Pledge Agreement or any other Security Document which applies to this Note. Notwithstanding the foregoing, the failure of Maker to make any payment hereunder shall not constitute an Event of Default to the extent that Payee is prohibited from accepting a Restricted Payment Amount pursuant to the terms of the Subordination Agreement (as defined in Section 18), and any Restricted Payment Amount shall not be considered due and payable under the terms of this Note until payment of the Restricted Payment Amount is permitted under the Subordination Agreement.

     (b) Acceleration; Remedies Cumulative. Upon the occurrence of a Change of Control or upon the occurrence and during the continuance of an Event of Default, Payee may, at its option, declare the entire unpaid principal balance of this Note and all other amounts owing or to be owing under this Note immediately due and payable, without notice or demand. Failure to exercise the option to accelerate shall not constitute a waiver of the right to exercise same with respect to such default or in the event of any subsequent default. Further, upon the occurrence and during the continuance of an Event of Default, Payee may exercise each of its rights and remedies under this Note and under any of the documents (including without limitation the Security Documents) which evidence or relate to this Note and as otherwise may be provided at law or in equity. The remedies of Payee as provided herein and in any other documents given in connection with this Note shall be cumulative and concurrent, and may be pursued singularly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

     5. Prepayment. Maker may voluntarily prepay the principal due under this Note, in whole or in part, without any penalty or premium whatsoever.

     6. Expenses of Collection. Should the indebtedness evidenced by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or other court proceeding, or should this Note be placed in the hands of attorneys for collection upon an Event of Default, Maker agrees to pay, in addition to all other sums due hereunder, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

     7. Notices. Any notice, demand or other communication to any party hereto shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next business day if sent by recognized overnight courier service and (iii) on the third business day following the date sent by certified mail, return receipt requested. Each such notice, demand or other communication shall be addressed to such party at the address set forth below (or at such other address as such party shall specify to the other parties hereto in writing):

     If to Payee at:

     1414 Lakeview Drive
     Fayetteville, NC  28305
     Attn.:  James F. Soffe, as representative for the Payee

     If to Maker at:

     MJS Acquisition Company
     100 West Pine Street
     Maiden, NC  28650
     Attn.:  Robert W. Humphreys

     8. Waivers. Maker and any and all endorsers, sureties or guarantors hereby jointly and severally waive presentment for payment, demand, notice of demand, notice of dishonor, protest and notice of protest of this Note, and, except to the extent otherwise provided herein, all other notices in connection with the delivery, acceptance, performance or enforcement of the payment of this Note, and agree that liability hereunder shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee (except to the extent of any such indulgence, extension, renewal, waiver or modification).

     9. Savings Clause. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be construed in order to effect the provisions of this Note. In no event shall the rate of interest payable under this Note exceed the maximum rate of interest permitted to be charged by applicable law, and any interest paid in excess of the permitted rate shall be refunded to Maker.

     10. Payee's Waivers. Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in the writing. A waiver of one event shall not be construed as continuing or as a bar to or waiver of any right or remedy with respect to a subsequent event.

     11. Modification in Writing. No provision of this Note may be modified or discharged orally, but only by agreement in writing signed by the Maker and the Payee.

     12. Successors and Assigns. Neither Maker nor Payee may assign or transfer this Note or any of its rights and obligations hereunder, and Maker may not be a party to any merger or consolidation (other than the Merger), without the written consent of the other parties hereto (which consent shall not be unreasonably withheld). This Note shall be binding on and inure to the benefits of the heirs and successors and assigns of Maker and Payee.

     13. Governing Law. This Note shall be governed by and construed according to the laws of the State of North Carolina (excluding therefrom any provisions that would result in the application of the laws of another jurisdiction).

     14. Number; Gender; Headings. Whenever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the words "Payee" and "Maker" shall be deemed to include the respective heirs and permitted successors and assigns of Payee and Maker. The headings of the various provisions of this Note are for convenience of reference only and shall not define or limit the terms hereof.

     15. Consent to Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Western District of North Carolina and, if such court does not have jurisdiction, of the courts of the State of North Carolina in Mecklenburg County, for the purposes of any action arising out of this Note, or the subject matter hereof, brought by any other party. To the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum,
(iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or
(v) that this Note, or the subject matter hereof, may not be enforced in or by such courts.

     16. Setoff. Payment of this Note is subject to the right of setoff set forth in Section 10.9 of the Purchase Agreement.

     17. Maximum Rate. All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Payee for the use of the money advanced or to be advanced hereunder exceed the maximum rate of interest allowed to be charged under applicable law (the "Maximum Legal Rate"). If, from any circumstances whatever, the fulfillment of any provision of this Note or any agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidence hereby shall involve the payment of interest in excess of the Maximum Legal Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Legal Rate; and if from any circumstance whatsoever, Payee shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Legal Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest.

     18. Subordination. THE OBLIGATIONS OF MAKER AND RIGHTS OF PAYEE UNDER THIS NOTE ARE SUBJECT TO THE SUBORDINATION AGREEMENT OF EVEN DATE HEREWITH AMONG MAKER, PAYEE AND CONGRESS FINANCIAL CORPORATION (SOUTHERN), AS AGENT FOR CERTAIN LENDERS, AND ITS SUCCESSORS AND ASSIGNS, AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME (the "Subordination Agreement").

     19. Pro Rata Payments. Each payee named above shall be entitled to receive and shall be paid a pro rata portion of the amounts due under this Note. The pro rata portion that each such payee shall be paid or provided with shall be determined by multiplying the amount due hereunder (and the amount of each payment hereunder) by the percentage set forth opposite such payee's name on Exhibit A to the Purchase Agreement under the caption "Ownership Percentage."

     20. Representative. Each Payee named herein has designated and appointed James F. Soffe and his successors (the "Representative") as his representative to act in the name of, for and on behalf of each such party with respect to any and all matters relating to this Note. Each and every act of Representative shall be in the name of, for and on behalf of such parties and shall bind each of the Payees. All notices to and consents of the Payees permitted or required hereunder shall be delivered to or obtained from the Representative and such notices and consents shall be deemed notices to and consents of each of the Payees.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREOF, Maker has caused this Note to be duly executed under seal as of the day and year first above written.

                                              MJS ACQUISITION COMPANY



                                              By: /s/ Robert W. Humphreys
                                                  -----------------------------
                                              Name: Robert W. Humphreys
                                              Title:President and CEO

                                       A-1
                                    EXHIBIT A

                               Security Documents

Security Agreement of even date herewith by and between MJS Acquisition Company, as grantor, and James F. Soffe, John D. Soffe and Anthony M. Cimaglia, as beneficiaries, and related UCC financing statements.

Pledge Agreement of even date herewith by and between Delta Apparel, Inc., as pledgor, and James F. Soffe, John D. Soffe and Anthony M. Cimaglia, as pledgees, together with the pledged stock and stock powers executed in blank.

Various Deeds of Trust, Assignment of Rents and Security Agreements recorded against the property and assets of MJS Acquisition Company, and its successors and assigns.














                                      A-1